    As filed with the Securities and Exchange Commission on December 6, 2001

                                                    Registration No. 333- _____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                                           62-1612879
  (State or other jurisdiction of                            (I.R.S. Employer
    incorporation or organization)                          Identification No.)

100 NORTH POINT CENTER EAST, SUITE 600
         ALPHARETTA, GEORGIA                                      30022
(Address of principal executive offices)                        (Zip Code)

     SCHWEITZER-MAUDUIT INTERNATIONAL, INC. 1995 EQUITY PARTICIPATION PLAN
                            (Full title of the plan)

                              JOHN W. RUMELY, JR.
                         GENERAL COUNSEL AND SECRETARY
                     SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
                     100 NORTH POINT CENTER EAST, SUITE 600
                            ALPHARETTA GEORGIA 30022
                                 (770) 569-4278
 (Name, address and telephone number, including area code, of agent for service)


-------------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------

    Title of each class of         Amount to be       Proposed maximum         Proposed          Amount of
  securities to be registered    registered(1)(2)    offering price per   maximum aggregate   registration fee
                                                         share(3)         offering price(3)
---------------------------------------------------------------------------------------------------------------
Common Stock, par value $.10        735,000 shares        $21.875            $16,078,125         $3,842.67
per share
---------------------------------------------------------------------------------------------------------------

(1) Pursuant to General Instruction E of Form S-8, this Registration Statement covers the registration of 735,000 shares of Common Stock in addition to shares previously registered under Registration Statement No. 33-99848.

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Schweitzer-Mauduit International, Inc. 1995 Equity Participation Plan.

(3) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1) under the Securities Act, on the basis of the average of the high and low sales prices of $22.00 and $21.75 per share for the Common Stock as reported on the New York Stock Exchange on December 4, 2001.

As permitted by Rule 429 under the Securities Act of 1933, the prospectus related to this Registration Statement also covers securities registered under Registration Statement No. 33-99848.

===============================================================================

         PART II -- INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement on Form S-8 is being filed to register 735,000 additional shares of Common Stock, par value $.10 per share (the "Common Stock"), of Schweitzer-Mauduit International, Inc., a Delaware corporation (the "Company"), which have been reserved for issuance under the Schweitzer-Mauduit International, Inc. 1995 Equity Participation Plan (the "Plan"). A total of 1,500,000 shares of the Common Stock reserved under the Plan have previously been registered on a Registration Statement on Form S-8 (Registration No. 33-99848, filed on November 30, 1995) (the "Original Form S-8"). Pursuant to and as permitted by General Instruction E to Form S-8, the contents of the Original Form S-8 are hereby incorporated by reference herein, and the opinions and consents listed at Item 8 below are annexed hereto.

Item 8.  Exhibits.


Exhibit No.                Description
-----------                -----------

5                          Opinion of Troutman Sanders LLP

23.1                       Consent of Deloitte & Touche LLP.

23.2                       Consent of Troutman Sanders LLP (contained in its Opinion filed as Exhibit 5).

24                         Powers of Attorney (contained on the signature page hereof).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on this 5th day of December, 2001.


                                    SCHWEITZER-MAUDUIT INTERNATIONAL, INC.



                                    By: /s/ Wayne H. Deitrich
                                       ----------------------------------------
                                       Wayne H. Deitrich, Chief Executive
                                       Officer and Chairman of the Board


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wayne H. Deitrich and Paul C. Roberts, and each of them, such persons true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such persons name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the dates indicated.


               SIGNATURE                                 TITLE                                  DATE
               ---------                                 -----                                  ----
/s/ Wayne H. Deitrich                           Chief Executive Officer                   December 5, 2001
---------------------------------               and Chairman of the Board
Wayne H. Deitrich                             (principal executive officer)

/s/ Paul C. Roberts                             Chief Financial Officer                   December 5, 2001
---------------------------------                  and Treasurer
Paul C. Roberts                             (principal financial officer)

/s/ Wayne Grunewald                                   Controller                          December 5, 2001
---------------------------------           (principal accounting officer)
Wayne Grunewald


/s/ K.C. Caldabaugh                                    Director                           December 5, 2001
---------------------------------
K.C. Caldabaugh

/s/ Claire Arnold                                      Director                           December 5, 2001
---------------------------------
Claire Arnold


/s/ Richard D. Jackson                                 Director                           December 5, 2001
---------------------------------
Richard D. Jackson


/s/ Jean-Pierre LeHetet                                Director                           December 5, 2001
---------------------------------
Jean-Pierre LeHetet


Leonard J. Kujawa                                      Director



Larry B. Stillman                                      Director


Laurent G. Chambaz                                     Director


Alan R. Batkin                                         Director

                               INDEX TO EXHIBITS


Exhibit No.                                 Description
-----------                                 -----------

5                                           Opinion of Troutman Sanders LLP.

23.1                                        Consent of Deloitte & Touche LLP.

23.2                                        Consent of Troutman Sanders LLP (contained in its opinion
                                             filed as Exhibit 5).

24                                          Powers of Attorney (contained on the signature page hereof).